                                                                      EXHIBIT 99


FOR IMMEDIATE RELEASE


                CROWN MEDIA APPOINTS JEFF HENRY MANAGING DIRECTOR
                      OF HALLMARK ENTERTAINMENT NETWORK UK

    Henry to Also Lead Crown Media's Digital Efforts and Will Assume Title of
               Chief Executive Officer of Crown Digital Worldwide


ENGLEWOOD, CO - JUNE 15, 2000 - Crown Media Holdings, Inc. (Nasdaq NM: CRWN) which owns and operates the Hallmark Entertainment Network, today announced the appointment of Jeff Henry as Managing Director of Hallmark Entertainment Network UK. Mr. Henry will also assume responsibility for the development of Crown Media's digital strategy and the creation of Crown Digital Worldwide. Upon creation of the new subsidiary, Mr. Henry will be named Chief Executive Officer of Crown Digital Worldwide.

As the Managing Director of Hallmark Entertainment Network UK, Mr. Henry, who is expected to join the Company in July 2000, will work with the newly-formed UK team to spearhead the channel's future plans following the successful launch on 1 May. Available in the UK exclusively on Sky digital (channel 190) as part of the Family pack, Hallmark Entertainment Network UK, forms part of a global channel brand showcasing high-quality award-winning original movies, mini-series and general entertainment programming.

In his role as CEO of Crown Digital Worldwide, Jeff Henry will be responsible for the development of new global channel propositions, allowing the company to fully exploit the broadband opportunities presented in the digital world. The UK is leading the world in digital television growth and will be a key launch market. The talent for creativity and ingenuity which will be essential, will be used to set parameters for major global brand development.

Mr. Henry, aged 39, joins the company from his post as Chief Executive at Granada Sky Broadcasting where, since 1998, he was responsible for the portfolio of channels carried on digital, satellite and cable within the joint venture between Granada and BSkyB.

From 1996 - 1998, Mr. Henry was Managing Director of London News Network, the joint venture company owned by Granada Media Group and Carlton UK Television. He was responsible for providing a seven day news and program service for the two London licensees as well as its subsidiary, ISN (Independent Sports Network) which produced network football and rugby for ITV.

Prior to London News Network, Mr. Henry held posts from 1994 - 1996 at Nynex CableComms (subsequently Cable & Wireless Communications) as Executive Director of Programming and Executive Director of Marketing, responsible for the launch of numerous channels on the cable systems as well as the successful introduction of the company's first pay-per-view events and local programming output.

Mr. Henry began his career as an accountant at Touche Ross before moving to the BBC, and subsequently spending six years as a Director and General Manager of Scottish Television Enterprises in charge of Network program production and distribution.

Commenting on Mr. Henry's appointment, David Evans, President and CEO of Crown Media Holdings, Inc., said, "We are delighted that Jeff will be joining our team. He is a strong, talented leader who is ideally qualified to head up these two businesses. Throughout his career he has exemplified an outstanding ability to pioneer new developments in the broadcasting industry and deliver success."

"His wealth of experience will be instrumental in launching our new digital division and building upon the outstanding launch of the Hallmark Entertainment Network channel in the UK by Rod Henwood and his team at Prism Entertainment," Mr. Evans continued.

Mr. Henry added, "Crown Media Holdings is a fast-moving and dynamic organization with huge potential within its already well-established global platform. The company has successfully launched channels across the world, including the United States, Australia, Continental Europe, Asia Pacific and, most recently, with the launch of Hallmark Entertainment Network in the UK."

"This is a tremendously challenging role and I am very excited at the prospect of developing Crown Digital Worldwide, as well as driving forward Hallmark Entertainment Network UK on both Sky digital and other platforms in the future. I am also very grateful to Granada Sky Broadcasting and my team of extremely talented executives who supported me throughout my time with the organization," Mr. Henry concluded.

ABOUT CROWN MEDIA HOLDINGS, INC.

Crown Media Holdings, Inc. owns and operates pay television channels dedicated to high quality family programming. The Company currently operates and distributes three cable channels: Hallmark Entertainment Networks in over 70 international markets, the Odyssey Network in the United States and the Kermit Channel in Asia. Crown Media has more than 59 million subscribers worldwide.

Statements contained in this press release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management's current expectations, estimates and projections. Words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those projected or implied in the forward-looking statements. Such risks and uncertainties include: competition and fluctuations in the availability of programming and fluctuations in demand for the programming we air on our channels, as well as other risks detailed in the Company's filings with the Securities and Exchange Commission, including the Risk Factors included in the Company's registration statement, as amended, registration no. 333-95573, initially filed on January 28, 2000. Crown Media Holdings is not undertaking any obligation to release publicly any updates to any forward looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

FOR ADDITIONAL INFORMATION, PLEASE CONTACT:
INVESTOR RELATIONS:                            U.S. MEDIA:
John Nesbett/Mary Ellen Adipietro              Elissa Grabowski/Pamela Rigler
Lippert/Heilshorn & Associates                 Lippert/Heilshorn & Associates
212-838-3777                                   212-838-3777
jgn@lhai.com/mary@lhai.com                     elissa@lhai.com/pamela@lhai.com

U.K. MEDIA:
Raymond Jaff/Justine Plant
The Promotions Factory
020 7580 6200

Francesca Knowles
Hallmark Entertainment Network UK
020 7368 9100

FOR IMMEDIATE RELEASE


                  CROWN MEDIA NAMES LANA CORBI CHIEF OPERATING
               OFFICER AND WILLIAM ALIBER CHIEF FINANCIAL OFFICER

       New Management Appointments to Enhance Global Operations and Fully
                      Leverage Branded Family Programming


ENGLEWOOD, CO - JUNE 28, 2000 - Crown Media Holdings, Inc. (NASDAQ NM: CRWN), today announced two key management appointments as part of the Company's drive to build its domestic and international cable operations into a global, branded family entertainment media business. To that end, Crown Media has appointed Lana
E. Corbi Chief Operating Officer and named William J. Aliber Executive Vice President and Chief Financial Officer.

Lana E. Corbi will assume responsibility for the basic operating functions of Crown Media Holdings, which oversees operations of the Hallmark Entertainment Network in international markets, the Odyssey Network in the United States, and The Kermit Channel in Asia. In addition, she will head up all aspects of the Company's business development, corporate communications, and government relations. In her role as head of business development, Ms. Corbi will explore new media platforms and businesses that leverage the powerful brands, high-quality content and diverse distribution outlets of Crown Media's various strategic partners, including Hallmark Cards, Hallmark Entertainment, and The Jim Henson Company. In addition, Ms. Corbi has been tasked with reviewing Crown Media's existing domestic and international cable businesses in order to fully realize the benefits of a global operating structure.

Most recently, Ms. Corbi served as the Chief Operating Officer of Odyssey Holdings, which operates the Odyssey Network in the United States. Prior to joining Odyssey Ms. Corbi served as President, Network Distribution for Fox Broadcasting Company from May 1997 until April 1999. Prior to that, Ms. Corbi was the Executive Vice President, Network Distribution of Fox Broadcasting Company from May 1996 until May 1997. She was the President and Chief Operating Officer of Blackstar, L.L.C. from September 1995 until May 1996. Prior to that, Ms. Corbi was Senior Vice President, Network Distribution, for Fox Broadcasting Company from October 1994 until September 1995.

"Lana has played a vital role in the growth and development of Odyssey Network to date" commented David Evans, President and Chief Executive Officer of Crown Media Holdings, Inc. "We are fortunate to have the benefit of her hands-on leadership experience. I look forward to working with Lana to leverage Crown Media's content and partnerships to deliver our unique family programming to an even larger subscriber base through the new media technologies available to us today."

William J. Aliber served as Crown Media's Chief Financial Officer during the Company's Initial Public Offering. He will carry on in his responsibilities and oversee the consolidation of the financial operations for the Company's domestic and international cable businesses. Prior to joining Crown Media, Mr. Aliber served as the Vice President and Chief Financial Officer of Hallmark Entertainment, Inc. from June 1996. Mr. Aliber joined Hallmark Entertainment from Hallmark Cards, Inc. where he was the Director of Corporate Finance from January 1995 until June 1996.

"Bill was instrumental in structuring our initial public offering and the concurrent reorganization that allowed us to consolidate the ownership of Hallmark Entertainment Network and Odyssey Network into one global company, Crown Media. Holdings, Inc. He has a long history with Hallmark Cards and Hallmark Entertainment and we are pleased that he has moved over to Crown Media. His broad experience and background in business, finance and strategic planning will be a key asset as we move the organization forward and seek to blend the strengths of our combined assets," stated Mr. Evans.

Mr. Evans concluded, "I am delighted to announce the appointment of two such incredibly talented executives. We have already seen a tremendous response from both subscribers and advertisers to our high-quality programming in our various markets. Their wealth of experience will be instrumental in exploring additional opportunities to leverage our programming, distribution outlets and infrastructure and building Crown Media into a global, family entertainment cable business."

ABOUT CROWN MEDIA HOLDINGS, INC.

Crown Media Holdings, Inc. owns and operates pay television channels dedicated to high quality family programming. The Company currently operates and distributes three cable channels: Hallmark Entertainment Networks in over 70 international markets, the Odyssey Network in the United States and the Kermit Channel in Asia. Crown Media has more than 59 million subscribers worldwide.

Statements contained in this press release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management's current expectations, estimates and projections. Words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those projected or implied in the forward-looking statements. Such risks and uncertainties include: competition and fluctuations in the availability of programming and fluctuations in demand for the programming we air on our channels, as well as other risks detailed in the Company's filings with the Securities and Exchange Commission, including the Risk Factors included in the Company's registration statement, as amended, registration no. 333-95573, initially filed on January 28, 2000. Crown Media Holdings is not undertaking any obligation to release publicly any updates to any forward looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

FOR ADDITIONAL INFORMATION, PLEASE CONTACT:
INVESTOR RELATIONS:                            MEDIA:
John Nesbett/Mary Ellen Adipietro              Elissa Grabowski/Pamela Rigler
Lippert/Heilshorn & Associates                 Lippert/Heilshorn & Associates
212-838-3777                                   212-838-3777
mail to: jgn@lhai.com/mary@lhai.com            elissa@lhai.com/pamela@lhai.com

FOR IMMEDIATE RELEASE


         CROWN MEDIA MEDIA APPOINTS RUSSEL H. GIVENS, JR. PRESIDENT AND
                   CEO OF ITS SUBSIDIARY CROWN INTERNATIONAL

     Givens to Oversee Expansion of Company's International Cable Interests,
                    Including Hallmark Entertainment Network


ENGLEWOOD, CO - JUNE 29, 2000 - Crown Media Holdings, Inc. (NASDAQ NM: CRWN), today announced the promotion of Russel H. Givens, Jr. to President and Chief Executive Officer of Crown Media International, a wholly-owned subsidiary of Crown Media. Crown Media International owns and operates the Hallmark Entertainment Network and The Kermit Channel.

Russel H. Givens, Jr., 53, has been the Executive Vice President and Chief Operating Officer of Crown Media International since 1998. Prior to joining Crown Media, Mr. Givens served as the Vice President, European Cable/Telephony, for Media One, Intl. from October 1994 until July 1998. In the time Mr. Givens has been with the company, there have been significant improvements in operating processes and a focus on financial discipline and strategic initiatives. He and his team have also emphasized the delivery of quality service to both affiliates and viewers.

"In his new expanded role, Russ will have responsibility for the management of our existing international operations," stated David Evans, President and Chief Executive Officer of Crown Media Holdings, Inc. "Russ has been instrumental in driving the explosive growth we've seen in our international businesses. With over 100 million PAY-TV households, the international market represents a huge opportunity for high-quality, branded cable programmers. We are fortunate to have an Executive of Russ' caliber to lead Crown Media International.

"I am grateful to David and the Board of Directors for entrusting me with this important responsibility. I believe we have all the necessary ingredients to be a leading player in the global family entertainment business: the brand, programming, strategic partners, distribution and management team," said Givens. "I am looking forward to my role in taking Crown Media International to the next level."

ABOUT CROWN MEDIA HOLDINGS, INC.

Crown Media Holdings, Inc. owns and operates pay television channels dedicated to high quality family programming. The Company currently operates and distributes three cable channels: Hallmark Entertainment Networks in over 70 international markets, the Odyssey Network in the United States and the Kermit Channel in Asia. Crown Media has more than 59 million subscribers worldwide.

Statements contained in this press release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management's current expectations, estimates and projections. Words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those projected or implied in the forward-looking statements. Such risks and uncertainties include: competition and fluctuations in the availability of programming and fluctuations in demand for the programming we air on our channels, as well as other risks detailed in the Company's filings with the Securities and Exchange Commission, including the Risk Factors included in the Company's registration statement, as amended, registration no. 333-95573, initially filed on January 28, 2000. Crown Media Holdings is not undertaking any obligation to release publicly any updates to any forward looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

FOR ADDITIONAL INFORMATION, PLEASE CONTACT:
INVESTOR RELATIONS:                              U.S. MEDIA:
John Nesbett/Mary Ellen Adipietro                Elissa Grabowski/Pamela Rigler
Lippert/Heilshorn & Associates                   Lippert/Heilshorn & Associates
212-838-3777                                     212-838-3777
jgn@lhai.com/mary@lhai.com                       elissa@lhai.com/pamela@lhai.com

FOR IMMEDIATE RELEASE


                CROWN MEDIA APPOINTS CHRIS MOSELEY EXECUTIVE VICE
                         PRESIDENT, WORLDWIDE MARKETING

      Discovery and ABC Veteran to Play Key Role in Leveraging Programming
                     Assets and Building Crown Media Brand


ENGLEWOOD, CO - JULY 10, 2000 - Crown Media Holdings, Inc. (Nasdaq NM: CRWN), today announced the appointment of former Discovery and ABC executive Chris Moseley as Executive Vice President, Worldwide Marketing, reporting directly to the Chief Executive Officer, David Evans.

Ms. Moseley's primary duties will be to oversee the development and implementation of the overall marketing strategy for the networks owned and operated by Crown Media, including the Odyssey Network, the Hallmark Entertainment Network and The Kermit Channel, to ensure consistent branding across the Company's various domestic and international markets and increase awareness of the Company as a whole. She will also work directly with and oversee the marketing departments at the networks to ensure consistency in affiliate marketing programs and marketing support to distributors to further increase awareness of the networks in every market. In addition, Ms. Moseley will be responsible for the promotion of Crown Media's high-quality, family entertainment programming in television, print, radio, outdoor, internet, trade and all other mediums and consumer promotions.

"Chris is an extremely seasoned marketing executive with over 28 years of experience in developing and marketing high profile brands for very prestigious companies. While at Discovery Communications, Chris was instrumental in building Discovery Channel's reputation for excellence and leveraging that brand across various channels and outlets to increase awareness and viewership," said David Evans, President and CEO of Crown Media Holdings, Inc. "We have several highly recognized brand names in Hallmark Entertainment Network, Odyssey and Kermit and are beginning to brand Crown Media. With her strong background in increasing brand awareness and growing audiences, Chris will play an extremely critical role as we aggressively leverage our highly-valued programming and build our domestic and international cable operations into a single global, family entertainment business."

Chris Moseley commented, "The Hallmark brand, without question, is one of the world's greatest quality brands. What marketer could ask for more? I look forward to working with David and the rest of the Crown Media team to fully leverage this brand across Crown Media's various properties."

Prior to joining Crown Media Ms. Moseley worked as an Executive Vice President of ABC Network Marketing. While at ABC, Ms. Moseley implemented the first centralized marketing department for ABC, combining Entertainment, News, Sports, Daytime, Print Design, Media, Ad Sales, Partnerships & Promotions, Affiliate Marketing and Special Projects into one group. As an event strategist, she was instrumental in creating campaigns that generated record-breaking audiences for such programs as the Wonderful World of Disney's Annie, Millennium ABC 2000, and Super Bowl XXXIV.

From 1989 to October 1999, Ms. Moseley worked as a Senior Vice President of Marketing for Discovery Communications, Inc. Under her marketing leadership, the company significantly increased the brand awareness of Discovery Channel and leveraged its reputation for excellence across new channels and media outlets. By 1999, the company had a family of 12 brands including Discovery Channel, The Learning Channel, Animal Planet, Travel Channel, Discovery Digital Networks and Discovery Health Channel. During that time, Discovery Channel grew into the number one media brand known for excellence and quality and The Learning Channel and Animal Planet also gained significant reputations for their quality programming. In addition, Ms. Moseley was instrumental in leveraging the company's brands across new outlets, helping to launch 39 new products, including Discovery Channel On-Line, Discovery Channel Stores, Your Choice TV, Discovery Channel Video and Discovery Channel Catalog.

Ms. Moseley has received numerous awards for creative and marketing excellence during her career. She was selected by "Advertising Age" as 1995's "Cable Marketer of the Year", named one of the "Top 100 Marketers" of all consumer brands, and one of three "Leading Edge Marketers" selected by "Jack Myers Advertising Insights" along with Disney's Michael Ovitz and Coca-Cola's Sergio Zyman.

ABOUT CROWN MEDIA HOLDINGS, INC.

Crown Media Holdings, Inc. owns and operates pay television channels dedicated to high quality family programming. The Company currently operates and distributes three cable channels: Hallmark Entertainment Networks in over 70 international markets, the Odyssey Network in the United States and the Kermit Channel in Asia. Crown Media has more than 59 million subscribers worldwide.

Statements contained in this press release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management's current expectations, estimates and projections. Words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those projected or implied in the forward-looking statements. Such risks and uncertainties include: competition and fluctuations in the availability of programming and fluctuations in demand for the programming we air on our channels, as well as other risks detailed in the Company's filings with the Securities and Exchange Commission, including the Risk Factors included in the Company's registration statement, as amended, registration no. 333-95573, initially filed on January 28, 2000. Crown Media Holdings is not undertaking any obligation to release publicly any updates to any forward looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

FOR ADDITIONAL INFORMATION, PLEASE CONTACT:
INVESTOR RELATIONS:                             U.S. MEDIA:
John Nesbett/Mary Ellen Adipietro               Elissa Grabowski/Pamela Rigler
Lippert/Heilshorn & Associates                  Lippert/Heilshorn & Associates
212-838-3777                                    212-838-3777
jgn@lhai.com/mary@lhai.com                      elissa@lhai.com/pamela@lhai.com

INTERNATIONAL MEDIA:
Sheila Morris/Georgia Scott
Morris Marketing Inc.
818-487-9300
sheila@morrispr.com

FOR IMMEDIATE RELEASE


                  CROWN MEDIA NAMES ANDRE CAREY EXECUTIVE VICE
                  PRESIDENT, WORLDWIDE PRODUCTION AND ORIGINAL
                                  PROGRAMMING

         Former Turner Network Television Executive to Increase Original
                        Programming on Crown's Networks


ENGLEWOOD, CO - JULY 17, 2000 - Crown Media Holdings, Inc. (NASDAQ NM: CRWN), today announced the appointment of former Turner Network Television executive Andre Carey as Executive Vice President of Worldwide Production and Original Programming. Mr. Carey will report directly to Chief Executive Officer, David Evans.

Andre Carey will primarily oversee and coordinate the strategic planning, development and production of original programming and projects for Crown's domestic and international cable networks, including Hallmark Entertainment Network and The Odyssey Network. Mr. Carey will work with the CEO's of both networks to provide programming designed to create a successful global entertainment company.

"We are pleased to have Andre heading up our original programming efforts. His unique combination of business and creative expertise, coupled with his superb leadership skills and talent relationships will prove invaluable as we expand our original programming and build our domestic and international cable operations into a single global, family entertainment enterprise," stated David Evans, President and CEO of Crown Media Holdings, Inc.

Mr. Evans continued, "Earlier this year, the Odyssey Network aired The Legend of Sleepy Hollow, which was produced exclusively for Odyssey by Hallmark Entertainment. We generated our highest-ever rating for a movie, with ratings as high as 3.6 in select markets where we launched a comprehensive marketing campaign. Under Andre's guidance, we look to bring more support to the original Programming team at Odyssey that helped make Sleepy Hollow a success. We look to replicate that performance with an increasing number of `Made for Crown Media' programs for both The Odyssey Network and the international Hallmark Entertainment Network. With a strong programming line-up supported by substantial and creative marketing campaigns, we hope to bring our high-quality, family entertainment programming to an even larger audience in the future."

Mr. Carey said "I consider myself fortunate to be joining a team of professionals dedicated to creating quality programming that reflects the depth and breadth of today's family experience both at home and abroad."

Mr. Carey joined TNT in 1993 as Senior Director of Business Affairs. He was promoted to Vice President in 1995. In 1997 Mr. Carey moved to the development side of TNT as a Vice President of Original Programming. In his creative capacity Mr. Carey was responsible for supervising development of TNT original motion pictures and series. Mr. Carey has overseen the production of several TNT originals including Deadlocked, starring Charles Dutton and David Caruso, Passing Glory, starring Andre Braugher, and Freedom Song, starring Danny Glover and directed by Phil Alden Robinson.

Prior to joining Turner, Mr. Carey was Vice President of Business Affairs with the Writers and Artists Agency, from 1992-1993, where he negotiated agreements for theater, television and theatrical motion picture productions. He developed his studio experience as a Production Attorney at TriStar Pictures, from 1990-1992, and was an agent in training at International Creative Management's New York office from 1988 to 1989. Prior to entering the entertainment industry, Mr. Carey worked for six years as an attorney both in Europe and the United States.

Mr. Carey received his Bachelor of Arts degree from Duke University, and his Juris Doctor degree from Northwestern University School of Law. He has also received a post graduate degree in international law from the Universitat Salzburg School of Law in Austria.

ABOUT CROWN MEDIA HOLDINGS, INC.

Crown Media Holdings, Inc. owns and operates pay television channels dedicated to high quality family programming. The Company currently operates and distributes three cable channels: Hallmark Entertainment Networks in over 70 international markets, the Odyssey Network in the United States and the Kermit Channel in Asia. Crown Media has more than 59 million subscribers worldwide.

Statements contained in this press release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management's current expectations, estimates and projections. Words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those projected or implied in the forward-looking statements. Such risks and uncertainties include: competition and fluctuations in the availability of programming and fluctuations in demand for the programming we air on our channels, as well as other risks detailed in the Company's filings with the Securities and Exchange Commission, including the Risk Factors included in the Company's registration statement, as amended, registration no. 333-95573, initially filed on January 28, 2000. Crown Media Holdings is not undertaking any obligation to release publicly any updates to any forward looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

FOR ADDITIONAL INFORMATION, PLEASE CONTACT:
INVESTOR RELATIONS:                              U.S. MEDIA:
John Nesbett/Mary Ellen Adipietro                Elissa Grabowski/Pamela Rigler
Lippert/Heilshorn & Associates                   Lippert/Heilshorn & Associates
212-838-3777                                     212-838-3777
jgn@lhai.com/mary@lhai.com                       elissa@lhai.com/pamela@lhai.com

INTERNATIONAL MEDIA:
Sheila Morris/Georgia Scott
Morris Marketing Inc.
818-487-9300
sheila@morrispr.com

FOR IMMEDIATE RELEASE


                              CROWN MEDIA LAUNCHES
                    HALLMARK ENTERTAINMENT NETWORK IN ISRAEL
                 EARMARKING NETWORK AS FIRST INTERNATIONAL MOVIE
                   CHANNEL TO AIR REGIONALLY ON CABLE AND DTH

          Notably, Hallmark is the First Channel to Provide Programming in English, Hebrew, Arabic and Russian on all Platforms


ENGLEWOOD, CO - JULY 20, 2000 - Crown Media Holdings Inc. (NASDAQ: CRWN) today announced that it has completed its first phase launch of Hallmark Entertainment Network, the 24-hour international movie channel with Matav, Tevel and Golden Channels, three of Israel's major cable operators. It was also announced today that YES, Israel's first digital DTH service set to launch this month, will also carry Hallmark, making it Israel's first international movie channel and the only international channel to provide Israeli viewers programming in English, subtitled in Hebrew and Arabic and fully voiced-over in Russian.

"This is a significant move for any program provider and we are extremely proud to be one of the first international cable channels in the region," said Mark Grenside, Senior Vice President and Managing Director, Europe and Africa for Crown Media International, Inc. "Given our on-going success in launching the channel in other territories, most recently in the United Kingdom, we are confident that Hallmark's quality award-winning programming will prove equally successful throughout Israel."

"Mark has demonstrated his mettle in bringing this unequaled deal together," acknowledged David Evans, Crown Media's President and CEO. "He has a great understanding of the network and how to market it across cultures and territories."

Following a launch celebration in Tel Aviv with representatives from all four platforms and Israeli actress Mili Avital, (star of Hallmark's Arabian Nights) in attendance, Hallmark Entertainment Network began its initial cable broadcast last month on Tevel, Matav and Golden Channels. It launches this month as part of YES' inaugural launch. Hallmark Entertainment Network will then reach an initial 1.2 million households throughout the region.

Specifically created to appeal to a broad family audience, Hallmark Entertainment Network boasts a wide range of original and exclusive programming, much of it supplied under an exclusive agreement with Hallmark Entertainment, Inc., a worldwide leader in the production of movies for television. From epic miniseries bringing historical tales to life, such as Gulliver's Travels, Cleopatra and David Copperfield, to modern day favorites including The Legend of Sleepy Hollow and Rear Window, the channel is set to offer viewers some of the most original and absorbing programs ever to be screened in Israel.

Hallmark Entertainment Network is a global channel brand showcasing high-quality, award-winning original movies and miniseries. It is owned and operated by Crown Media International, Inc. a wholly owned subsidiary of Crown Media Holdings, Inc.

ABOUT CROWN MEDIA HOLDINGS, INC.

Crown Media Holdings, Inc. owns and operates pay television channels dedicated to high quality family programming. The Company currently operates and distributes three cable channels: Hallmark Entertainment Networks in over 70 international markets, the Odyssey Network in the United States and the Kermit Channel in Asia. Crown Media has more than 59 million subscribers worldwide.

Statements contained in this press release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management's current expectations, estimates and projections. Words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those projected or implied in the forward-looking statements. Such risks and uncertainties include: competition and fluctuations in the availability of programming and fluctuations in demand for the programming we air on our channels, as well as other risks detailed in the Company's filings with the Securities and Exchange Commission, including the Risk Factors included in the Company's registration statement, as amended, registration no. 333-95573, initially filed on January 28, 2000. Crown Media Holdings is not undertaking any obligation to release publicly any updates to any forward looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

FOR ADDITIONAL INFORMATION, PLEASE CONTACT:
INVESTOR RELATIONS:                            U.S. MEDIA:
John Nesbett/Mary Ellen Adipietro              Elissa Grabowski/Pamela Rigler
Lippert/Heilshorn & Associates                 Lippert/Heilshorn & Associates
212-838-3777                                   212-838-3777
jgn@lhai.com/mary@lhai.com                     elissa@lhai.com/pamela@lhai.com

INTERNATIONAL MEDIA:
Sheila Morris/Georgia Scott
Morris Marketing Inc.
818-487-9300
sheila@morrispr.com

        CROWN MEDIA LISTS ON THE STOCK MARKET OF THE AMSTERDAM EXCHANGES

       Class A Common Stock Now Listed on Both Nasdaq National Market and
                     the Stock Market of Amsterdam Exchanges

ENGLEWOOD, CO - August 8, 2000 - Crown Media Holdings, Inc. (Nasdaq: CRWN) (ASE: CRWN) today announced it has begun trading its common stock on the Stock Market of Amsterdam Exchanges (ASE) under the ticker symbol CRWN. Shares of Crown Media's Class A common stock will continue to trade on the Nasdaq National Market. David Evans, President and Chief Executive Officer of Crown Media Holdings, said, "Listing on the Stock Market of Amsterdam Exchanges increases Crown Media's visibility to investors around the world and provides a platform to highlight our growth as we continue to expand our cable operations in untapped markets. Crown Media's listing in Europe coincides with the increasing recognition and growing subscriber base of our international channels and our strength in branded, family entertainment programming."

ABOUT CROWN MEDIA HOLDINGS, INC.

Crown Media Holdings, Inc. owns and operates pay television channels dedicated to high quality family programming. The Company currently operates and distributes three cable channels: Hallmark Entertainment Networks in over 70 international markets, the Odyssey Network in the United States and the Kermit Channel in Asia. Crown Media has more than 59 million subscribers worldwide.

Statements contained in this press release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that are based on management's current expectations, estimates and projections. Words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those projected or implied in the forward-looking statements. Such risks and uncertainties include: competition and fluctuations in the availability of programming and fluctuations in demand for the programming we air on our channels, as well as other risks detailed in the Company's filings with the Securities and Exchange Commission, including the Risk Factors included in the Company's registration statement, as amended, registration no. 333-95573, initially filed on January 28, 2000. Crown Media Holdings is not undertaking any obligation to release publicly any updates to any forward looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

FOR ADDITIONAL INFOROMATION, PLEASE CONTACT:
INVESTOR RELATIONS:
John Nesbett/Mary Ellen Adipietro
Lippert/Heilshorn & Associates
212-838-3777
jgn@lhai.com/mary@lhai.com

U.S. MEDIA:
Elissa Grabowski/Pamela Rigler
Lippert/Heilshorn & Associates
212-838-3777
elissa@lhai.com/pamela@lhai.com

INTERNATIONAL MEIDA:
Sheila Morris/Georgia Scott
Morris Marketing Inc.
818-487-9300
sheila@morrispr.com